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Exhibit 10.2

REVENUE DISTRIBUTION AGREEMENT

This Revenue Distribution Agreement ("Agreement") is made and entered into as of February 24, 2017 (the “Signing Date”) by and between GREG ELLIS, KUNIO TOMA, and TODD BROCKMAN, collectively “GKT” and ONSTREAM MEDIA CORPORATION “COMPANY”. COMPANY and GKT may be referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS the COMPANY has entered into a Confidential Patent Purchase Agreement (the “Patent Purchase Agreement”) with Mr. Eriya Unten dated February __, 2017 for the purchase of the Patents and Patent Applications identified in the Patent Purchase Agreement (the “Patents and Patent Applications”) from COMPANY;

WHEREAS the COMPANY and its subsidiary AV ACQUISITION, INC. entered into an Intellectual Property Assignment Agreement (“Assignment”) with AUCTION VIDEO INC. and GKT, as the shareholders of AUCTION VIDEO, INC,. dated February 28, 2007, by which GKT and AUCTION VIDEO, INC. assigned all right, title, and interest in and to the Patents to AV ACQUISITION, INC.;

WHEREAS AV ACQUISITION, INC. assigned all of its right, title and interest in the Patents to COMPANY in an Assignment (“Assignment II”) executed on March 12, 2008; and

NOW, THEREFORE, in consideration of the promises, mutual covenants and agreements herein contained, the Parties and AUCTION VIDEO, INC. hereto covenant and agree as follows:

1.          Definitions.

1.1.         “Assigned Patent Rights” shall mean the  Patents and Patent Applications as described in the Assignment (ii) any and all patent rights which arise or results from said Patents and Patent Applications; (iii) any and all grants, licenses, extensions and/or other governmental actions with respect to the Patents that provide exclusive rights to the patent holder beyond the original patent expiration date; and (iv) any and all substitutions, confirmations, registrations, revalidations, re-examinations, reissues, continuations, or divisions of or to any of the foregoing Patents.

1.2.         “Expenses” shall mean all reasonable and customary out-of-pocket expenses and professional fees, including legal fees, patent agent fees, Escrow Agent (as defined below) fees and fees paid to third party experts, incurred by COMPANY and/or GKT after February 28, 2007 in connection with: (i) the filing, prosecution, maintenance or enforcement of any patent application or patent included in the Assignment; (ii) the preparation, negotiation, execution and/or enforcement of any agreement relating to the sale, lease, license or assignment of rights under the Assignment and/or Assigned Patent Rights, including costs related to the valuation of the Assigned Patent Rights and the evaluation of potential alternative dispositions of the Assigned Patent Rights;

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(iii) the enforcement of rights in, to or under the Assigned Patent Rights, including rights under the Patent Purchase Agreement; or (iv) efforts to increase the variable portion of Receipts called for under the Patent Purchase Agreement, including the evaluation of the feasibility of such efforts. Invoices and proof of payment shall be required for all claimed expenses. Nothing herein shall entitle any Party to claim personal expenses of any nature, including, but not limited to travel, meals and/or entertainment. Furthermore, it is understood that any taxes, income, or otherwise, incurred by the Parties with respect to proceeds under this Agreement are not Expenses but are the responsibility of the Party to whom such tax is assessable.  All Expenses must be reviewed and agreed upon in good faith by all Parties before any Expenses may be refunded to any Party under this Agreement. Any GKT Expenses incurred after the Signing Date are subject to previous written approval by of COMPANY, whose consent shall not be unreasonable withheld.

1.3.         “Receipts” shall mean all consideration or compensation of whatever nature (including cash, Equity Securities, and any other non-monetary consideration) actually received by or on behalf of COMPANY from the commercialization of the Assigned Patent Rights (including without limitation through the sale, lease, grant of licenses or other rights under or with respect to, or the assignment of rights in or to, the Assigned Patent Rights, in whole or in part, or with respect to the grant of an option with respect to any of the foregoing) or from enforcing rights in and to the Assigned Patent Rights; provided that in the case of transactions not at arm’s length, Receipts shall be calculated based on the fair market value of such consideration or transaction, assuming an arm’s length transaction.

2.          Revenue Sharing

2.1           Receipts received by COMPANY, in connection with the licensing, sale and/or other use of the Patents by COMPANY and/or by any third-party licensee, from the Patent Purchase Agreement, shall be allocated among the Parties as follows:

2.1.1        The February 1, 2017 Payment of $200,000 USD has already been received and paid out via COMPANY account(s) as follows:

1.   For the purpose of covering Expenses, $15,000 was paid to GKT via GPS Cash LLC(a company owned by Greg Ellis); and

2.   For the purpose of covering Expenses, $185,000 was paid to COMPANY

2.1.2        The February 24, 2017 Payment of $800,000 USD shall be paid to COMPANY and then paid out via COMPANY account(s) as follows:

1.   For the purpose of covering all remaining Expenses incurred by both parties on or prior to February 15, 2017, $15,000 US shall be paid to GPS Cash LLC and $27,184 USD shall be paid to COMPANY

2.   Fifty Percent (50%) of the remaining $757,816 shall be paid to COMPANY; and

3.   Fifty Percent (50%) of the remaining $757,816 shall be paid to GKT as follows:

a.      Thirty-Three and one-third percent (33.33%) shall be paid to Greg Ellis

b.      Thirty-Three and one-third percent (33.33%) shall be paid to Kunio Toma

c.      Thirty-Three and one-third percent (33.33%) shall be paid to Todd Brockman

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2.1.3        The March 31, 2017 Payment of $39,000,000 USD shall be paid out via an Escrow Account as follows:

1.  All Expenses not deducted from the February 1, 2017 and February 24, 2017 Payments, including banking, currency exchange and/or wire fees incurred per the Escrow Agreement, shall be deducted from the March 31, 2017 Payment to calculate a Total March Payment

2.  Fifty Percent (50%) of the Total March Payment plus COMPANY Expenses deducted in calculating the Total March Payment shall be paid to COMPANY

3.  Fifty Percent (50%) of the Total March Payment plus GKT Expenses deducted in calculating the Total March Payment shall be paid to GKT as follows:

a.      Thirty-Three and one-third percent (33.33%) shall be paid to Greg Ellis

b.      Thirty-Three and one-third percent (33.33%) shall be paid to Kunio Toma

c.      Thirty-Three and one-third percent (33.33%) shall be paid to Todd Brockman

2.1.4

The Royalty Payments associated with Section 4 of the Patent Purchase Agreement shall be paid out via an COMPANY account(s) as follows:

1.   Fifty Percent (50%) of each Royalty Payment shall be paid to COMPANY

2.   Fifty Percent (50%) of each Royalty Payment shall be paid to GKT as follows:

a.      Thirty-Three and one-third percent (33.33%) shall be paid to Greg Ellis

b.      Thirty-Three and one-third percent (33.33%) shall be paid to Kunio Toma

c.      Thirty-Three and one-third percent (33.33%) shall be paid to Todd Brockman

2.2           The Parties agree that a separate escrow agreement (the “Escrow Agreement”) between the Parties hereto and _____, as escrow agent (the “Escrow Agent”) shall govern the receipt and distribution of Receipts commencing with the March 31, 2017 Payment. In the event of any conflict between the terms of this Agreement and the Escrow Agreement, the terms of this Agreement shall govern.

2.3          All payments shall be made to the Parties by check or wire transfer, according to the instructions provided by the Parties to the Escrow Agent (or from GKT to COMPANY), no later than five (5) business days after COMPANY and/or Escrow Agent’s receipt of any funds in connection with the Patents. The Parties shall provide wire instructions to Escrow Agent (or from GKT to COMPANY) for each Party hereto upon receipt of any request for same. All banking, currency exchange and/or wire fees incurred will be considered an Expense hereunder.

2.4           The Parties agree that the above schedule of payments is based on the current schedule of Receipts under the Patent Purchase Agreement and further agree that any difference between the above schedule of payments and actual Receipts under the Patent Purchase Agreement, whether in timing or in amount or otherwise, will be addressed by an addendum to be executed between the Parties to this Agreement that in good faith is consistent with the methodology for allocation between the Parties as outlined above in Sections 2.1.1 through 2.1.4.

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2.5           GKT understands that if COMPANY finds it necessary to agree to modification(s) of the Patent Purchase Agreement, GKT agrees that COMPANY may do so at COMPANY’S sole discretion and judgement. In the instance of a modification to the Patent Purchase Agreement, the Parties agree that the above schedule of payments outlined in Sections 2.1.1 through 2.1.4 may change and GKT agrees that (i) payments to GKT hereunder are completely subject to Receipts from the Patent Purchase Agreement, (ii) COMPANY does not guarantee that such Receipts will occur, and (iii) COMPANY is not obligated to pursue such Receipts from the Patent Purchase Agreement.

2.6           Should any additional COMPANY or GKT Expenses be incurred that were not included in the March 31, 2017 Payment, these Expenses shall be deducted from the Party’s Royalty Payment following the date in which the Expenses were incurred such that COMPANY and GKT may recoup Expenses contemplated under this Agreement.

 2.7          Should COMPANY agree to any non-cash form of payment for a Royalty Payment, including, but not limited to stocks, bonds, and/or property, GKT agrees to accept its portion of the non-cash payment according to the division laid out in Section 2.1.4.

3.          Expenses, Reporting and Reimbursement.

3.1          The Parties shall present on, or before, the date of the Total March Payment, a detailed report of all claimed Expenses incurred through the date of the Total March Payment.

3.2          With respect to the Total March Payment, Escrow Agent may withhold a reserve equal to 100% of all Expenses which have not been approved by both parties shall disburse all other Receipts to the parties in accordance with the Escrow Agreement within five (5) business days. Unless COMPANY or GKT presents a bona-fide objection to the other Party’s detailed report of Expenses to the Escrow Agent within ten (10) business days of such Party’s receipt of the other Party’s expense report, then such reserves shall be released by Escrow Agent without further notice and in accordance with the terms set forth in this Agreement. In the event that COMPANY or GKT presents a bona-fide objection to the other Party’s detailed report of Expenses to the Escrow Agent within the specified time period, and the Parties are unable to resolve such objection within another five (5) business days after such objection is raised, then the Parties agree to resolve such objection in accordance with Section 9 of this Agreement, with each Party being responsible for its own related legal expenses (until such matter is resolved, at which time the legal expenses of the prevailing party will be reimbursed by the non-prevailing party) and such legal expenses are not allowable as an Expense under this Agreement. Once such objection has been resolve, such reserve shall be released by Escrow Agent in accordance with the terms set forth in this Agreement and such resolution, including the legal fee reimbursement to the prevailing party, to the extent such funds are available from those due to the non-prevailing party.

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3.3          Following the Total March Payment, the Parties shall be allowed to present detailed reports of any claimed Expenses incurred after March 31, 2017. The reimbursement of such expenses to the parties shall be managed by the COMPANY and/or Escrow Agent on a basis consistent with Section 3.2 above.

3.4          The Parties agree to execute a separate agreement with the Escrow Agent setting for additional terms related to this Agreement which is hereby incorporated by reference.

4.          Indemnification.

4.1          The Parties hereby agree to defend, indemnify and hold harmless the other Party (each, an “Indemnified Party”) against any and all claims, demands, causes of action, damages, costs, expenses, penalties, losses and liabilities (whether under a theory of negligence, strict liability, contract or otherwise) incurred or to be incurred by an Indemnified Party (including reasonable attorney fees) arising out of, resulting from or related to a material breach under this Agreement.

4.2          Liability for any claim or cause of action whether based in contract, tort or otherwise which arises under or is related to this Agreement shall be limited to the out-of-pocket damages, actually incurred, which under no circumstances shall exceed the amount paid to Company under this Agreement.

4.3          In no event shall any Party be liable to any other Party for special or punitive , incidental or consequential damages of any kind whether or not the Party has been advised of the possibility of such damages.

5.          Term. Notwithstanding the disbursements detailed in Sections 2.1.1 and 2.1.2, this Agreement will become in effect upon execution of the Patent Purchase Agreement (the “Effective Date”) and will remain in effect until the earlier of: (1) all title and similar rights relating to the Patents have been sold to a third party and all Receipts thereunder have been received and disbursed as appropriate to the Parties; or (2) the Patents and all potential related rights shall expire pursuant to applicable law.

6.          Confidentiality.

6.1          “Confidential Information” shall mean any confidential technical data, trade secret, know-how or other confidential information disclosed by any Party hereunder in writing, orally, or by drawing or other form and which shall be marked by the disclosing Party as “Confidential” or ”Proprietary.” If such information is disclosed orally, or through demonstration, in order to be deemed Confidential Information, it must be specifically designated as being of a confidential nature at the time of disclosure and reduced in writing and delivered to the receiving Party within five (5) business days of such disclosure.

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6.2          Notwithstanding the foregoing, Confidential Information shall not include information which: (i) is known to the receiving Party at the time of disclosure or becomes known to the receiving Party without breach of this Agreement; (ii) is or become publicly known through no wrongful act of the receiving Party or any subsidiary of the receiving Party; (iii) is rightfully received from a third party without restriction on disclosure; (iv) is independently developed by the receiving Party or any of its subsidiary; (v) is furnished to any third party by the disclosing Party without restriction on its disclosure; (vi) is approved for release upon a prior written consent of the disclosing Party; (vii) is disclosed pursuant to judicial order, requirement of a governmental agency or by operation of law.

6.3          The receiving Party agrees that it will not disclose any Confidential Information to any third party and will not use Confidential Information of the disclosing Party for any purpose other than for the performance of the rights and obligations hereunder during the Term of this Agreement and for a period of three (3) years thereafter, without the prior written consent of the disclosing Party. The receiving Party further agrees that Confidential Information shall remain the sole property of the disclosing Party and that it will take all reasonable precautions to prevent any unauthorized disclosure of Confidential Information by its employees. No license shall be granted by the disclosing Party to the receiving party with respect to Confidential Information disclosed hereunder unless otherwise expressly provided herein. Notwithstanding the foregoing, any Party may disclose Confidential Information as required by the rules, orders, regulations, subpoenas or directives of a court, party to any litigation, government or governmental agency, after giving ten (10) business days prior notice to the other Party.

6.4          If a Party breaches any of its obligations with respect to confidentiality and unauthorized use of Confidential information hereunder, the non-breaching Party shall be entitled to equitable relief to protect its interest therein, including but not limited to injunctive relief, as well as money damages and attorney’s fees, notwithstanding anything to the contrary contained herein.

7.          Audit.

7.1          COMPANY and GKT shall maintain (in its respective principal place of business) during the Term and for at least three (3) years following termination or expiration of the Term or any renewals thereof, complete and accurate records and accounts relating to this Agreement compiled in accordance with generally accepted accounting principles.

7.2          Either Party shall be entitled to appoint an auditor (hereinafter, “Auditor”) who during normal business hours upon reasonable written notice up to once a year may inspect all books and records of the other Party relating to this Agreement during the Term and for a period of one (1) year after termination or expiration of the Agreement. Either Party may only request one (1) audit be performed during any twelve (12) month period.

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7.3          Both Parties shall ensure that Auditor will hold such information in strict confidence in accordance with the provisions of Section 6 of this Agreement, except as necessary to adequately report to the Parties, if required by the Parties.

7.4         Should the audit reveal incorrect figures which resulted in underpayments by of Ten Thousand ($10,000.00) Dollars or more, then the paying Party shall, within five (5) business days of the issuance of the audit, pay the underpaid Party the total sum due plus all reasonable expenses related to the audit and the paying Party also shall pay all reasonable sums due to the Auditor which relate to the audit. If the audit determines that a Party is due less than Ten Thousand ($10,000.00) Dollars from a paying Party then the paying Party shall pay all sums due to the underpaid Party within five (5) business days.

8.         Notices.  All notices required or permitted by this Agreement shall be in writing and may be delivered personally, or may be sent by reputable overnight mail courier to the addresses set forth above, unless the Parties subsequently provide notice  of any change of address, with a copy to:

If to COMPANY:

Onstream Media Corporation

1291 SW 29th Avenue

Pompano Beach, FL 33069

Attn: Randy S. Selman

If to GKT:

Law Office of Robert Steckman, P.C.

[REDACTED]

Any notice shall be deemed to have been received one business day after receipt by the Party.

9.         Governing Law and Jurisdiction.  This Agreement shall be governed by and construed in accordance with the laws of New York, without regard to the application of principles of conflicts of law.  The Parties hereby consent to personal jurisdiction in New York and agree that the New York, New York shall have sole jurisdiction over any and all matters arising from this Agreement.

10.       Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the Parties and their respective legal representatives, successors and permitted assigns.

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11.       Amendment; Waiver; Entire Agreement.  This Agreement may be amended, modified, superseded or canceled, and any of the terms may be waived, only by a written instrument executed by each Party or, in the case of waiver, by the Party waiving compliance.  The delay or failure of any Party at any time or times to require performance of any provisions hereof shall in no manner affect the rights at a later time to enforce the same.  No waiver by either Party of any condition or of the breach of any term contained in this Agreement, whether by conduct, or otherwise, in any one or more instances, shall be deemed to be, or considered as, a further or continuing waiver of any such condition or of the breach of such term or any other term of this Agreement. This Agreement is the sole agreement with respect to the subject matter hereof and except as expressly set forth herein, supersedes all other agreements and understandings between the Parties with respect to same. No modification, amendment, or waiver of any provision of this Agreement shall be effective unless in writing and signed by the Party against whom the modification, amendment, or waiver is to be asserted.

12.        Severability.  If any provision of this Agreement is or becomes invalid or is ruled invalid by any court of competent jurisdiction or is deemed unenforceable, it is the intention of the Parties that the remainder of this Agreement shall not be affected.

13.       Relationship of Parties. The Parties are independent contractors and this Agreement shall not establish any relationship of partnership, joint venture, employment, franchise, or agency between them. No Party shall have the power to bind the other or incur obligations on the other’s behalf without the other’s prior written consent.

14.        Assignment. No Party may assign this Agreement in whole or in part without the prior written consent of all other Parties. This Agreement will bind and inure to the benefit of the respective heirs, successors and permitted assigns of the Parties.

15.        Third Party Beneficiaries. The provisions of this Agreement are for the benefit of the Parties and not for any other person. Should any third party institute proceedings, this Agreement shall not provide any such person with any remedy, claim, liability, reimbursement, cause of action, or other right.

16.       Further Assurances; Recordation.  The Parties covenant and agree that they will, upon the reasonable request, execute and deliver, or cause to be executed or delivered, any and all documents and take any all actions that may be necessary or desirable to perfect the assignment, conveyance and transfer of the Patents.  The parties agree that their obligations hereunder are dependent on the final execution of the Patent Purchase Agreement contemplated herein. In the event the Patent Purchase Agreement is not executed, cancelled and/or found to be null and/or void for any reason, then this entire Agreement shall be considered null and void without further notice.

17.       No Representation. Nothing herein shall constitute any representation and/or warranty made by and/or between any Party, the Escrow Agent and/or third-party beneficiary under this Agreement.

18.       Counterparts. This Agreement may be executed in any number of counterparts, electronic copies of which, taken together, shall constitute an original for all intents and purposes.

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19.       Changes to Prior Agreement. The Parties and AUCTION VIDEO, INC. agree to amend the Assignment as follows:

19.1.1    Section 3 of the Assignment. The Parties and AUCTION VIDEO, INC. hereby agree that the following statement is removed and canceled from Section 3 of the Assignment: “except that in the event of any patent infringement action, Assignor shall be entitled to a royalty of 50% (“the Royalty”) of any award or amount collected by the Assignee.”

19.1.2.    Section 7 of the Assignment. The Parties and AUCTION VIDEO, INC. hereby agree that, as of the Closing Date of the Patent Purchase Agreement, Section 7 is removed and canceled from the Assignment.

20.       Other Commissions or Fees. The Parties agree that no commissions, fees or other compensation, other than that as explicitly provided for by this Agreement, with respect to the Receipts from the Patent Purchase Agreement or the Assigned Patent Rights is due to any of the Parties to this Agreement. The parties agree to indemnify each other, pursuant to section 4, in the event of any third-party claim for any such commissions, fees or other compensation.

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IN WITNESS WHEREOF, the Parties and AUCTION VIDEO, INC. have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.

ONSTREAM MEDIA CORPORATION By: /s/ Randy S. Selman Name: RANDY S. SELMAN Title: CEO Date: February 24, 2017

/s/ Greg Ellis

GREG ELLIS

Date: February 24, 2017

/s/ Kunio Toma

KUNIO TOMA
Date: February 24, 2017

/s/ Todd Brockman

TODD BROCKMAN

Date: February 24, 2017

AUCTION VIDEO, INC. By: /s/ Greg Ellis Name: GREG ELLIS Title: Principal

  Date: February 24, 2017